Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is entered into as of September 21, 2026, by and among DEVVSTREAM CORP., an Alberta corporation (“DEVS”), EEME ENERGY SPV I LLC, a Wyoming limited liability company (“EEME”) and SOUTHERN ENERGY RENEWABLES, INC., a Louisiana corporation (“Southern”). DEVS, EEME and Southern are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	On June 30, 2026, the Parties entered into that certain Securities Purchase Agreement (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”).

B.
Under Section 1(b) of the Agreement, EEME agreed to purchase from DEVS $1,000,000 of DEVS Common Shares at a purchase price of $0.28683 per share (the “Purchase Price”), which was 90% of the 15-day VWAP (providing EEME a 10% discount for agreeing to fund the full $1,000,000), resulting in the issuance of 3,486,386 Common Shares to EEME, all of which shares have been issued by DEVS to EEME.

C.	However, EEME has only paid $161,000 of the Purchase Price to date.

D.
The Parties wish to reflect that, in exchange for such $161,000, EEME shall be entitled to retain 561,308 Common Shares (at the original price per share of $0.28683) and the Parties further wish to cancel the remaining 2,925,078 Common Shares that EEME originally received pursuant to the Agreement.

E.
Furthermore, the Parties have agreed that in exchange for the payment of an additional $200,000 in accordance with this Amendment, the Company will issue to EEME 1,120,448 Common Shares, at a purchase price per share of $0.1785, which is 85% of the 15-day volume weighted average price of the Common Shares.

F.	Furthermore, under Section 1(a) of the Agreement, EEME agreed to advance $5,000,000 to DEVS and, promptly after receiving such funds, DEVS agreed to advance such funds to Southern.

G.	Of such $5,000,000, EEME has funded $1.64 million to DEVS, which DEVS has paid to Southern.

H.	The Parties now wish to terminate all further obligations to fund any further amounts under Section 1(a) of the Agreement.

I.	Section 7(i) of the Agreement provides that the Agreement may be amended by mutual written agreement of the Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2.	Amendment to Section 1(b) of the Agreement. Section 1(b) of the Agreement is hereby amended as follows:

(a)	In exchange for the $161,000 that EEME previously funded to the Company pursuant to the Agreement, EEME shall be entitled to retain 561,308 Common Shares (at the original price per share of $0.28683);

(b)	Other than as set forth in subsection 2(e) below, EEME shall not be required to fund any additional capital to the Company;

(c)	The Company shall promptly cancel the remaining 2,925,078 Common Shares that EEME originally received pursuant to the Agreement (the “Cancelled Shares”);

(d)
DEVS is hereby authorized to take all actions necessary to effectuate such cancellation, including instructing Continental Stock Transfer & Trust Company, its transfer agent (the “Transfer Agent”), to cancel the Cancelled Shares; and

(e)
EEME shall promptly (and in any event by September 29, 2026) pay to the Company $200,000, by wire transfer of immediately available funds in accordance with wire instructions provided by DEVS, and, in exchange for such payment, promptly upon receipt of such payment, the Company shall issue to EEME 1,120,448 Common Shares, at a purchase price per share of $0.1785.

3.	Amendment to Section 1(a) of the Agreement. The Parties hereby release each other from any further funding obligations under Section 1(a) of the Agreement.

4.
Effect on the Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment is a part of the Agreement and is subject to all of the terms and conditions thereof. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

5.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles, consistent with Section 7(e) of the Agreement.

6.
Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.
Entire Agreement. The Agreement, as amended by this Amendment, together with all exhibits and schedules thereto, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Securities Purchase Agreement as of the date first written above.

DEVVSTREAM CORP.

By:
Name:
Title:

EEME ENERGY SPV I LLC

By:
Name:
Title:

SOUTHERN ENERGY RENEWABLES, INC.

By:
Name:
Title: